Exhibit 10.7

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “First Amendment”) is made and entered into as of December 5, 2022 by and between Structure Therapeutics USA Inc., a Delaware corporation (the “Company”), and Jun Yoon, an individual resident in the State of California (the “Employee”) (the Company and the Employee are hereinafter sometimes individually referred to as a “Party” and together referred to as the “Parties”).

WHEREAS, Employee and the Company previously entered into that certain Executive Employment Agreement effective as of May 1, 2019 (the “Employment Agreement”);

WHEREAS, Employee and the Company have agreed to amend certain terms of the Employment Agreement in accordance with the terms hereof; and

WHEREAS, the Board of Directors of Structure Therapeutics Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and the parent of the Company, previously resolved to change Employee’s title to Chief Financial Officer, effective as of May 12, 2022 (the “Effective Date”).

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1.             Section 1 of the Employment Agreement. Effective as of the Effective Date, the first sentence of Section 1 of the Employment Agreement is hereby amended and restated to read as follows:

“Position. Employee shall serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer.”

2.              Section 3 of the Employment Agreement. Effective as of the Effective Date, the first sentence of Section 3 of the Employment Agreement is hereby amended and restated to read as follows:

“Duties and Location. Employee shall perform such duties as are customarily associated with the position of Chief Financial Officer, and such other duties as are assigned to Employee by the Chief Executive Officer and the Company’s Board of Directors (the “Board”).”

3.             Section 4 of the Employment Agreement. Effective as of the Effective Date, Section 4 of the Employment Agreement is hereby deleted in its entirety.

4.            Acknowledgments. Employee expressly consents to the revised compensation, terms and benefits under this First Amendment. In consideration of the compensation, terms and benefits provided to Employee by this First Amendment and as part of Employee’s continued employment, Employee agrees and acknowledges that there are no circumstances as of the date of this First Amendment that constitute, and nothing contemplated in this First Amendment shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company. Employee further hereby expressly waives any claim or right Employee may have (if any) to assert that this First Amendment, or any other condition or occurrence, forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of the Employment Agreement, or any other severance or change in control plan, agreement or policy maintained by the Company.

5.           Effect of Amendment; Entire Agreement. Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. The Employment Agreement, as modified by this Amendment, sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by Executive and a duly authorized member of the Company’s Board of Directors.

6.             Governing Law. This First Amendment shall be governed by the laws of the State of California, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

7.            Counterparts. This First Amendment may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic image copies of signatures (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method shall be equivalent to original signatures.

IN WITNESS WHEREOF, each of the Parties has executed this First Amendment as of the date first above written.

COMPANY:

Structure Therapeutics USA Inc.,

By:	/s/ Raymond Stevens
Name:	Raymond Stevens
Title:	Chief Executive Officer

EMPLOYEE:

/s/ Jun Yoon
Jun Yoon

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